UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 30, 2004 (Date of earliest event reported)

WEBEX COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30849	77-0548319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

307 West Tasman Drive
San Jose, California 95134
(Address of principal executive offices)

Telephone: (408) 435-7000
(Registrant's telephone number, including area code)

Item 5. Other Events

On July 29, 2004, WebEx Communications, Inc. (“WebEx”) issued a press release announcing that the WebEx Board of Directors has authorized the repurchase of up to $40 million of WebEx common stock during the next twelve (12) months . A copy of the press release is filed as Exhibit 99.1 to this Report .

Item 7. Financial Statements and Exhibits .

(c)   Exhibits:

Exhibit Number	Description

99.1	Press Release dated July 29, 2004 announcing that the WebEx Board of Directors has authorized the repurchase of up to $40 million of WebEx common stock during the next twelve (12) months.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBEX COMMUNICATIONS, INC.

Date: July 30, 2004	By:	/s/ Michael T. Everett

Title: Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description

99.1	Press Release dated July 29, 2004 announcing that the WebEx Board of Directors has authorized the repurchase of up to $40 million of WebEx common stock during the next twelve (12) months.